Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-xxxxx) pertaining to the Spartech Corporation 2004 Equity Compensation Plan of our report dated December 11, 2003 with respect to the consolidated financial statements of Spartech Corporation included in its Annual Report (Form 10-K) for the year ended November 1, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP

St. Louis, Missouri
March 18, 2004